Building a better working world

Ernst & Young Ltd
Avenue de la Gare 39a
P.O. Box
1002 Lausanne

Phone: +41 58 286 51 11
Fax: +41 58 286 51 01
www.ey.com/ch

Mr Damien Gentilhomme
senseFly SA
Rte De Genève 38
1033 Cheseaux-sur-Lausanne
Switzerland

Lausanne, October 22, 2021

Dear Damien

Enclosed is a manually signed copy of our report on the standalone financial statements of senseFly SA as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020. Please retain this letter and the enclosures in your files as evidence of our authorization to include the attached report in AgEagle Aerial Systems Inc, your parent company's Form 8-K filed with the Securities and Exchange Commission.

If you have any questions regarding the form or use of this report, please call us.

Sincerely yours
Ernst & Young Ltd

Partner

Senior Manager

Financial Statements

senseFly SA
Cheseaux - Switzerland

Years ended
December 31, 2020 and 2019

Ernst & Young Ltd
Avenue de la Gare 39a
P.O. Box
CH-1002 Lausanne

Phone: +41 58 286 51 11
Fax: +41 58 286 51 01
www.ey.com/ch

Report of Independent Auditors

We have audited the accompanying financial statements of senseFly SA, which comprise the balance sheets as of December 31, 2020 and 2019, and the related income and cash flow statements for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with Swiss law; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of senseFly SA at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with Swiss law.

senseFly SA's ability to continue as a going concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 3.4 to the financial statements, the company has recurring losses from operations and limited amount of liquidity that raise substantial doubt about its ability to continue as a going concern. Its ability to continue to operate is dependent upon continuous financing of its operating losses from its shareholders and the shareholders have provided guarantees to this effect.

Emphasis of matter

As discussed in Note 1 to the financial statements, senseFly SA prepares its financial statements in accordance with Swiss law, which differs from accounting principles generally accepted in the United States of America. The significant differences between Swiss law and accounting principles generally accepted in the United States of America are summarized in Note 3.6. Our opinion is not modified with respect to this matter.

Ernst & Young Ltd

/s/ Ernst & Young Ltd
Lausanne, Switzerland
October 22, 2021

senseFly SA - Cheseaux - Switzerland

Balance Sheets as of December 31, 2020 and 2019

		Notes	Dec. 31, 2020 CHF	Dec. 31, 2019 CHF
Assets				
Current assets				
Cash and cash equivalents			446,780	4,001,866
Trade receivable, net of allowance for doubtful accounts				
	From third parties		1,000,428	2,119,365
	From group companies		127,284	0
	Allowance for doubtful accounts		-77,847	-88,028
Other current receivables			75,442	163,658
Inventories, net of inventory provisions (2020: CHF 494,029 and 2019: CHF 876,150)		2.1	2,190,820	1,978,956
Prepaid expenses and accrued income			620,158	640,403
Total current assets			**4,383,065**	**8,816,221**
Non current assets				
Financial assets		2.2	195,111	195,111
Tangible assets, net of accumuated depreciation			217,442	281,691
Intangible assets, net of accumulated amortization			58,909	89,459
Total non-current assets			**471,462**	**566,261**
Total assets			**4,854,527**	**9,382,482**
Liabilities and equity				
Current liabilities				
Short-term interest-bearing liabilities		2.3	458,000	0
Trade payables				
	To third parties		301,323	789,489
	To shareholders		30,522	61,463
	To group companies		195,663	424,171
Other current liabilities			361,243	206,665
Accrued expenses and deferred Income			522,553	366,231
Current provisions			390,841	631,249
Total current liabilities			**2,260,146**	**2,479,269**
Non-current liabilities				
Non-current interest-bearing liabilities		2.3	1,041,000	0
Total non-current liabilities			**1,041,000**	**0**
Total liabilities			**3,301,146**	**2,479,269**
Equity				
Share capital		2.8	196,816	14,307,051
Statutory capital reserve			98,408	98,408
Reserve from capital contributions			10,054,459	10,054,459
Accumulated losses brought forward		2.8	-3,446,470	-11,998,864
Loss of current year			-5,349,832	-5,557,840
Total accumulated losses			**-8,796,302**	**-17,556,704**
Total equity			**1,553,381**	**6,903,214**
Total equity and liabilities			**4,854,527**	**9,382,482**

senseFly SA - Cheseaux - Switzerland

Income statements for the year ended December 31, 2020 and 2019

	Notes	2020 CHF	2019 CHF
Income			
Net revenue from sale of goods and services			
Drones		4,362,284	6,588,891
Payloads and Spares		5,515,832	7,219,433
		9,878,117	**13,808,324**
Other operating income	2.4	801,848	1,151,631
Total operating income		**10,679,964**	**14,959,955**
Operating expenses			
Change in inventory of finished goods and work in progress		211,863	-424,005
Raw materials and supplies		-4,811,720	-7,247,453
Personnel expenses		-8,895,690	-8,842,554
Employment subsidies	2.5	1,134,831	0
Other operating expenses		-3,214,068	-3,380,950
Depreciation/Amortization	2.6	-172,196	-595,563
Total operating expenses, net		**-15,746,979**	**-20,490,525**
Operating result		**-5,067,015**	**-5,530,570**
Financial income/(expenses), net		-282,817	138,555
Exceptional loss	2.7	0	-165,826
Loss for the year before taxes		**-5,349,832**	**-5,557,840**
Taxes		0	0
Net loss for the year		**-5,349,832**	**-5,557,840**

senseFly SA - Cheseaux - Switzerland

Cash flow statements for the year ended December 31, 2020 and 2019

		Notes	2020 CHF	2019 CHF
Cash flows from operating activities				
	Net loss for the year		-5,349,832	-5,557,840
	Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:			
	FX impact on loan conversion in equity		0	-219,558
	Depreciation/Amortization on tangible & intangible assets	2.6	172,196	595,563
	Write down of tangible assets		0	165,826
	Other non cash items		1,853	-9,595
	Decrease in accounts receivable, net		981,473	2,467,825
	(Increase)/ Decrease in inventories, net		-211,863	424,005
	Increase in other assets		-38,581	-94,510
	(Decrease)/increase in accounts payable		-747,615	436,766
	Increase/(decrease) in accrued and other liabilities		217,535	-476,424
	Net cash used in operating activities		**-4,974,834**	**-2,267,943**
Cash flows from investing activities:				
	Purchases of tangible fixed assets		-79,252	-104,857
	Net cash used in investing activities		**-79,252**	**-104,857**
Cash flows from financing activities				
	Proceeds from loans		1,499,000	5,291,975
	Repayment of loans		0	-2,634,771
	Net cash provided by financing activities		**1,499,000**	**2,657,204**
	Net (decrease)/increase in cash and cash equivalents		**-3,555,086**	**284,405**
Cash and cash equivalents at beginning of the year			**4,001,866**	**3,717,461**
Cash and cash equivalents at end of the year			**446,780**	**4,001,866**
Supplemental information				
	Tax paid		**0**	**0**
	Interest paid		**7,669**	**34,391**

senseFly SA - Cheseaux - Switzerland

Notes to the financial statements December 31, 2020 and 2019

1. Accounting Principles

These financial statements have been prepared in accordance with the provisions of the Swiss Law on Accounting and Financial Reporting (32nd title of the Swiss Code of Obligations) ("Swiss Gaap"). Where not specifically prescribed by law, the significant accounting and valuation principles are described below.

1.1 Inventories

Raw materials are valued using the weighted average cost method. Finished and semi-finished products are valued at cost plus an appropriate share of labor based on normal operating capacity.

1.2 Tangible and intangible fixed assets

Tangible and intangible fixed assets are depreciated/ amortized on a straight-line basis. The useful lives/amortization period are as following:

	Years
Machinery and equipment	4
Furniture and Installations	4
IT equipment	3
Vehicles	3
Patents	3
Product development	3

1.3 Warranties

The provision for warranty work is estimated based on the average cost of the after-sales service of a unit (components, labor and transport costs).

1.4 Revenue recognition

Revenue from the sale of goods is recognized when the significant risks and rewards of ownership of the products have passed to the buyer. The timing of recognition is dependent on the specific inco-terms of the arrangement with each buyer.

1.5 Foreign exchange

The functional currency of the company is the Swiss Franc (CHF). Assets and liabilities have been translated from foreign currencies to CHF at the year-end exchange rate. Foreign currency transactions are recorded at the exchange rates prevailing at the date of the transaction. Any resulting exchange differences are included in the respective income statement caption depending upon the nature of the underlying transaction. Unrealized foreign exchange losses from the translation at year-end rates of assets and liabilities denominated in foreign currencies are recognised in the income statement. Unrealized foreign exchange gains on non-current monetary assets and liabilities are deferred

2. Disclosure on Balance Sheet and Income Statement Items

		2020	2019
		CHF	CHF
2.1 Inventories, net			
	Raw material	1,923,232	2,136,329
	Work in progress	1,127	1,170
	Finished products and spares	760,489	717,607
	Total Inventories	**2,684,849**	**2,855,106**
	Inventory provision	-494,029	-876,150
	Inventories net	**2,190,820**	**1,978,956**
2.2 Financial assets			
	Rent guarantee deposits	**195,111**	**195,111**

Notes to the financial statements December 31, 2020 and 2019

		2020	2019
		CHF	CHF
2.3 Interest-bearing liabilities			
	Covid Loan		
	< 1 Year	458,000	0
	> 1 Year	1,041,000	0

In order to meet liquidity needs, the company has taken out a COVID-19 guaranteed loan for a total of CHF 1,499,000, at the following interest rates: 0.0% for CHF 500,000 , 0.875% for CHF 999,000. The interest rate can be adapted to market developments on March 31 of each year, the first time on March 31, 2021, according to the guidance of the Federal Department of Finance.

During the course of the COVID-19 credit recourse, the company can only make replacement investments in fixed assets, cannot distribute dividends or directors' fees, nor repay capital contributions. In addition, other restrictions apply to the granting and repayment of loans to group companies and owners.

In accordance with the provisions relating to loss of capital and / or over-indebtedness according to art. 725 CO, the COVID-19 loan guaranteed up to CHF 500,000 is not considered as foreign capital until March 31, 2022 (article 24 of the ordinance on joint and several guarantees related to COVID-19).

2.4 Other operating income			
	Group companies	476,963	821,756
	Third parties	324,885	329,875
		801,848	**1,151,631**

2.5 Employment subsidies

During 2020, the company benefited from Swiss employment subsidies (so called "RHT") offer by the government to protect employment through the Covid 19 crisis amounting to CHF 1,134,831.

2.6 Depreciation/Amortization			
	Amortization of intangible assets	30,550	220,214
	Depreciation of tangible assets	141,646	375,349
		172,196	**595,563**
2.7 Exceptional loss			
	Loss on disposal of tangible assets	0	165,826
		0	**165,826**

2.8 Capital transactions

On December 12, 2019, the company increased the share capital by CHF 14,110,235. Additionally, the shareholders converted a loan of CHF 6,067,492 into a reserve from ca contributions. On January 13, 2020, the company reduced it share capital by CHF 14,110,235 through the absorption of accumulated losses.

3. Additional information

		2020	2019
		CHF	CHF
3.1 Social security related debtors/payables		**82,372**	**-64,265**
3.2 Leasing commitment			
	< 1 year	679,485	679,485
	Between 1 and 5 years	1,578,432	2,255,687
	5 years +	0	0
Total		**2,257,917**	**2,935,172**

3.3 Full time Equivalents

The company had between 50 and 250 employees in both 2020 and 2019

senseFly SA - Cheseaux - Switzerland

Notes to the financial statements December 31, 2020 and 2019

3.4 Going Concern

As of December 31, 2020, the company reported net assets of CHF 1,553,381, which represents a capital loss in the sense of art. 725(1) of the Swiss Code of Obligations. Separately, the company reported net losses of CHF 5,349,832 and CHF 5,557,840, respectively, for the years ended December 31, 2019 and 2020 as well as an operating cash outflow of CHF 4,974,834 and CHF 2,267,943, respectively. Further the company is forecasting losses for the year ending December 31, 2021.

As a result of these matters there is a material uncertainty that may cast significant doubt upon the company's ability to continue as a going concern and therefore whether the company will realize its assets and settle its liabilities in the ordinary course of business at the amounts recorded in the financial statements.

In response to these matters, the company has taken the following actions:

• During 2020, the company obtained additional loans of CHF 1.499 million(Covid 19+ loan) as explained more fully in note 2.3. These loans create restrictions on the ability of the company to pay dividends and repay intra-group loans.

• During 2021, the company obtained additional loans from its parent company of Euro 3,910,000 (CHF 4,183,600 at FX rate of October 15, 2021). As discussed in note 3.5, these loans were forgiven on October 15, 2021.

•On October 19 2021, the company has obtained a letter of financial support from its new ultimate parent company, AgEagle Aerial Systems Inc, for a period of at least 12 months.

Management has determined that the actions that it has taken are sufficient to mitigate the uncertainty and has therefore prepared the financial reporting on a going concern basis.

3.5 Subsequent events

During 2021, the company obtained financing of Euro 3,910,000 (CHF 4,183,600 at exchange rate of October 15, 2021) from its then parent company, Parrot SA, to fund on-going losses and net operating cash outlows. On October 15, 2021, the then parent company agreed to waive the repayment of these loans of CHF 4,183,600.

On October 18, 2021, the company was acquired by AgEagle Aerial Systems Inc.

3.6 Reconciliation to United States Generally Accepted Accounting Principles

The company's financial statements have been prepared in accordance with Swiss GAAP which differ in certain material respects from accounting principles generally accepted in the United States ("US GAAP"). Such differences involve methods for measuring the amounts in the financial statements. The principal differences between Swiss GAAP and US GAAP applicable to the company are quantified and described below:

Reconciliation of net loss (Swiss GAAP - US GAAP)

	Notes	2020	2019
Loss reported under Swiss GAAP		**-5,349,832**	**-5,557,840**
Employee benefit obligations	A	-106,000	-67,000
Research & development costs	B	0	185,023
Recognition of amounts goods from suppliers	C	240,000	-350,000
Revenue recognition - extended warranty	D	-20,352	-24,609
Deferred tax effect of US GAAP adjustments	E	0	0
Loss reported under US GAAP		**-5,236,184**	**-5,814,426**

Reconciliation of net equity (Swiss GAAP - US GAAP)

	Notes	2020	2019
Equity reported under Swiss GAAP		**1,553,381**	**6,903,214**
Employee benefit obligations	A	-730,000	-917,000
Research & development costs	B	0	0
Recognition of amounts goods from suppliers	C	-110,000	-350,000
Revenue recognition - extended warranty	D	-33,316	-12,964
Deferred tax effect of US GAAP adjustments	E	0	0
Equity reported under US GAAP		**680,065**	**5,623,250**

senseFly SA - Cheseaux - Switzerland

Notes to the financial statements December 31, 2020 and 2019

A. Employee benefit obligations

A defined contribution plan is a pension plan under which the company pays fixed contributions into a separate entity (a fund) and has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. A defined benefit plan is a pension plan that is not a defined contribution plan. Typically defined benefit plans define an amount of pension benefit that an employee will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation. However, as is the case with many Swiss pension plans, although the amount of ultimate pension benefit is not defined, certain legal obligations of the plan nevertheless create constructive obligations on the employer to pay further contributions to fund an eventual deficit. This results in the plan being accounted for as a defined benefit plan under US GAAP.

Under Swiss GAAP, the fixed contributions to pension plan are recorded as employee benefit expenses when incurred. Under US GAAP, the company recognizes the overfunded or underfunded status of defined benefit pension plan as an asset or liability in its balance sheets and recognizes changes in the funded status of defined benefit pension plan in the year in which the changes occur mainly through accumulated other comprehensive income / (loss), component of shareholders' equity. The asset or liability recognized in the balance sheet in respect of a defined benefit pension plan is the present value of the defined benefit obligation at the end of the reporting period less the fair value of plan assets. The defined benefit obligation is calculated annually by independent actuaries.

B. Research & development costs

The company had capitalised development costs for a specific project and amortized these over a three year period. This project does not meet the criteria for capitalsation of development cost under US GAAP.

C. Recognition of amounts goods from suppliers

Under Swiss law, the company had recognized accrued income in respect of the delivery of free replacement parts from one of its suppliers. The company does not believe that this amount meets the requirements for recognition under US GAAP and has reversed amounts recognized ahead of receipt of the free parts.

D. Revenue recognition (and related deferred costs) - extended warranty

The company provides a limited constructor warranty on all its manufactured goods for a term of 12 months from its sale date to end-users. This is accounted for by creating a warranty provision under both Swiss GAAP and US GAAP. The company may also sell a one-year (and two-years) extended warranty service.

Under Swiss GAAP, the company recognizes revenues in respect of the extended warranty on execution of the contract. Under US GAAP, the extended warranty is classified as a service-type warranty, which is accounted for as a separate performance obligation. Accordingly, the revenue related to extended warranty service has to be recognized over time and is consequently deferred to periods effectively covered by this service.

E. Deferred tax effect of US GAAP adjustments

Under Swiss GAAP, deferred taxes are not recognized in the statutory financial statements.

Under US GAAP, deferred tax is computed on all temporary differences between the tax bases and book values of assets and liabilities which will result in taxable or tax deductible amounts arising in future years. Deferred taxes are measured at enacted rates. The company records deferred tax assets, primarily in connection with their net operating losses, up to an amount that is offset by the deferred tax liabilities. As a result of the company's history of losses, a full valuation allowance is applied against any remaining net deferred tax assets, as the realization of the future benefit is not more likely than not. Hence, there is no effect on net equity and net loss.